Exhibit 99

CERTIFICATION

            In connection with the Annual Report of the Brinker International, Inc. 401(k) Savings Plan and Trust (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peggy S. Mifflin, Plan Administrator of the Plan, who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies, pursuant to 18.U.S.C. Section 1350, that, on the date hereof, (a) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (b) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 30, 2003	By:______________________________
Peggy S. Mifflin
Plan Administrator
Brinker International, Inc. 401(k)
Savings Plan and Trust

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.